Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-162679 and 333-195353 on Forms S-8 and Registration Statement No. 333-205039 on Form S-3ASR of our reports dated March 1, 2018, relating to the consolidated financial statements of PennyMac Mortgage Investment Trust and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP Los Angeles, California March 1, 2018